Registration No. 333-151360

As filed with the Securities and Exchange Commission on January 26, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ben Franklin Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Federal	20-5838969
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification No.

830 East Kensington Road Arlington Heights, Illinois 60004
(Address of Principal Executive Offices)

Ben Franklin Financial, Inc. Equity Incentive Plan
(Full Title of the Plan)

Copies to:
C. Steven Sjogren
Chairman of the Board, President and
Chief Executive Officer
Ben Franklin Financial, Inc.
830 East Kensington Road
Arlington Heights, Illinois 60004
(847) 398-0990
(Name, Address and Telephone
Number of Agent for Service)
Kip A. Weissman, Esquire Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, Suite 780 Washington, D.C. 20015 (202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

DEREGISTRATION OF SECURITIES

______________________

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 declared effective on June 2, 2008 (the “Registration Statement”), File No. 333-151360, which originally registered 136,085 shares of common stock of Ben Franklin Financial, Inc. for issuance pursuant to the Ben Franklin Financial, Inc. Equity Incentive Plan (the “Plan”).  This Post-Effective Amendment is filed to deregister the 14,869 remaining shares (after giving effect to any and all splits, combinations, dividends, recapitalizations and other events that changed the number of shares registered in connection with the Plan)  registered, but not issued, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington Heights, State of Illinois, on this 26th day of January, 2011.

BEN FRANKLIN FINANCIAL, INC.

By:	/s/ C. Steven Sjogren
C. Steven Sjogren,
Chairman of the Board, President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ C. Steven Sjogren C. Steven Sjogren	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 26, 2011

/s/ Glen A. Miller Glen A. Miller	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2011

/s/ Robert E. DeCelles Robert E. DeCelles	Director	January 26, 2011

/s/ Bernadine V. Dziedzic Bernadine V. Dziedzic	Director	January 26, 2011

/s/ John R. Perkins John R. Perkins	Director	January 26, 2011

/s/ Nicolas J. Raino Nicolas J. Raino	Director	January 26, 2011

James M. Reninger	Director